Exhibit 99.1

THE CHILDREN’S PLACE PRE-ANNOUNCES STRONG FIRST QUARTER 2015 RESULTS

Q1 Adjusted EPS Expected to be $0.81 to $0.83, Exceeding Last Year’s Adjusted EPS by 21%

Increases Fiscal 2015 Adjusted EPS Guidance to $3.30 to $3.45

Reports Fourth Consecutive Quarter of Positive Comparable Retail Sales

Realizing Significant Benefits from Systems Transformation

Returns $43 Million of Capital to Shareholders in Q1

Secaucus, New Jersey – May 6, 2015 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced expected financial results for the thirteen weeks ended May 2, 2015.

Jane Elfers, President and Chief Executive Officer, commented, “Our customers responded very positively to our Spring product offering. Our business picked up meaningfully in the second half of the quarter driving positive comparable retail sales and a robust gross margin. As a result, we expect our first quarter adjusted EPS to be in the range of $0.81 to $0.83, versus our guidance range of $0.60 to $0.65. This compares to adjusted EPS of $0.68 in the first quarter of 2014. Our inventories are in excellent shape – down approximately 7% at quarter-end compared to last year. We successfully navigated the recent year-long labor disruption at the West Coast ports without incurring any additional costs and ensuring 100% on-time delivery of merchandise.”

Elfers continued: “We are making significant progress on our systems transformation. The initial insights from the implementation of our assortment planning tool enabled us to significantly improve our inventory management capabilities by adding enhanced data driven analytical rigor to our internal processes. This resulted in improved inventory metrics and significantly improved gross margin in the first quarter. Further, our state of the art inventory allocation and replenishment tool is on track to go live for Back to School 2015. Our digital initiatives continue to gain traction and are focused on driving improvements in customer acquisition, retention and engagement.”

“We continue to make the necessary investments in technology with the goal of accelerating our channel expansion through our international, wholesale and ecommerce channels. We believe that as we further develop our relationships with our international and wholesale partners and realize these technology enhancements, we will accelerate growth in these channels. In addition, our fleet optimization efforts remain on track.”

Elfers concluded: “Our ongoing business transformation is generating strong momentum across the board, and we expect to continue to drive substantial, sustainable improvements in 2015 and over the long term.”

Projected First Quarter Results

The Company’s projected first quarter results reflect significant progress across multiple strategic initiatives.

Comparable retail sales increased 0.7% during the quarter despite adverse weather in many parts of the country. This represents The Children’s Place’s fourth consecutive quarter of positive comps and further demonstrates the continuing momentum in our business. The Company expects total sales to be approximately $405 million in the quarter. The Company expects adjusted gross margin to increase by 130 to 150 basis points compared to last year, significantly above the previously announced guidance range of down 20 to up 10 basis points. These estimated results reflect merchandise margin leverage and a higher AUR compared to last year, driven by strong product acceptance and well-managed inventories. The Company expects adjusted SG&A expense to be flat, deleveraging 20 to 40 basis points compared to last year. This would result in an expected increase in adjusted operating margin of approximately 100 to 110 basis points compared to last year.

The Company is working to utilize the significant cash balances it has outside of the US while enhancing vendor management. In the first quarter, the Company began making vendor payments deploying our cash in Asia, improving U.S. and Canada cash flow and reducing the outstanding debt balance on our revolver.

Capital Return Program Update

The Company increased the pace of its share repurchase program in the first quarter, returning approximately $43 million to shareholders through the repurchase of 647,700 shares and its quarterly dividend payment. As also announced today, the Company’s Board of Directors declared another quarterly dividend of $0.15 per share, payable on July 9, 2015 to shareholders of record at the close of business on June 18, 2015. These programs reflect the Company’s continued confidence in its growth strategy and its ongoing commitment to return excess capital to shareholders.

The Children’s Place has approximately $100 million remaining on its January 2015 share buyback authorization. This provides the Company with the flexibility to continue to return capital to shareholders at a significant rate. Since 2009, the Company has returned over a half billion dollars to investors through share repurchases and dividends.

Outlook

For fiscal 2015, the Company now expects adjusted net income per diluted share will be in the range of $3.30 to $3.45, inclusive of a $0.15 negative impact from foreign exchange. This compares to adjusted net income per diluted share of $3.05 in fiscal 2014. This guidance assumes an increase in comparable retail sales for the year of approximately 1%.

The Company is providing initial guidance for the second quarter of 2015, and expects adjusted net loss per diluted share between ($0.36) and ($0.32), inclusive of an estimated $0.02 negative impact from foreign exchange. This compares to adjusted net loss per diluted share of ($0.37) in the second quarter of 2014. This guidance assumes an increase in comparable retail sales of approximately 1%.

Full First Quarter Results

Because the Company has not completed its quarter-end fiscal close, the results presented in this press release are estimated and preliminary, and, therefore, may change. These preliminary results are unaudited. Adjusted net income, adjusted gross profit, adjusted SG&A, and adjusted operating income are non-GAAP measures that exclude certain non-recurring items, including costs related to the proxy contest initiated by Macellum SPV II, LP, Barington Companies Equity Partners, L.P., and each of their affiliates, restructuring costs, and store disposition and distribution center exit costs, and are not intended to replace GAAP financial information. The Company believes the excluded items are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance.

The Company plans to announce full first quarter 2015 results and to hold an investor conference call at 8AM eastern time on May 14, 2015.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of January 31, 2015, the Company operated 1,097 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 72 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693